EXHIBIT 21
VALEANT PHARMACEUTICALS, INC.
SUBSIDIARIES
Valeant Pharmaceuticals Australasia Pty. Ltd. (Australia)
DermaTech Party, Ltd. (Australia)
Valeant Farmaceutica do Brasil, Ltda. (Brazil)
Valeant Canada Holdings Ltd. (Canada)
Valeant Canada, Ltd. (Canada)
Meda Valeant Pharma Canada, Inc. (Canada)
ICN Global Ltd (Cayman)
Valeant China Inc. (China)
ICN Southeast, Inc. (China)
Valeant Czech Pharma LLC (Czech Republic)
ICN Egypt LLC (Egypt)
ICN Biomedicals GmbH (Eschwege) (Germany)
Bioskin GmbH (Germany)
Valeant Pharma Hungary Commercial LLC (Hungary)
Csatarka Irodahaz Ltd. (Hungary)
Valeant Farmaceutica, S.A. de C.V. (Mexico)
Laboratorios Grossman, S.A. (Mexico)
Logistica Valeant, S.A. de C.V (Mexico)
Nysco de Mexico S.A. de C.V. (Mexico)
Valeant Dutch Holdings B.V. (Netherlands)
Valeant Farmacuetica Panama S.A. (Panama)
ICN Polfa Rzeszow S.A. (Poland)
Valeant Pharmaceuticals Russia LLC (Russia)
Valeant Development Company Pte. Ltd. (Singapore)
Valeant Singapore Pte. Ltd. (Singapore)
Valeant Global Pte. Ltd. (Singapore)
Valeant Pharmaceuticals International (US)
Harbor Pharmaceuticals, Inc. (US)
Health Choice Online LLC (US)
Hyland Capital, Inc. (US)
Valeant Biomedicals, Inc.(US)
Valeant Pharmaceuticals North America (US)
Amarin Pharmaceuticals Inc. (US)
ICN Medical Alliance, Inc. (US)
Coria Laboratories, Ltd. (US)
Oceanside Pharmaceuticals, Inc. (Delaware corp) (US)
Dow Pharmaceuticals Sciences, Inc. (US)